EXHIBIT 5.1


                                  June 30, 2004



FindWhat.com
5220 Summerlin Commons Blvd.
Suite 500
Fort Myers, Florida 33907

Gentlemen:

         We have acted as counsel to FindWhat.com, a Nevada corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed by the Company under the Securities Act of 1933, as amended, with respect to the registration of 3,000,000 shares of the Company's common stock, par value $.001 per share (the "Shares"), to be collectively issued pursuant to the FindWhat.com 2004 Stock Incentive Plan and the EMI Replacement Option Plan (collectively, the "Plans").

         In connection with this opinion, we have examined the Registration Statement and such corporate records, documents and instruments of the Company, and have made such further investigations as we have deemed necessary to enable us to express the opinion hereinafter set forth.

         Based on the foregoing, we hereby advise you that in our opinion the Shares have been duly authorized by the Company and will, when issued in accordance with the terms and conditions of the Plans, be validly issued, fully paid and nonassessable.

         This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. This opinion letter is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated. We hereby consent to the use and filing of our opinion as herein set forth as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder or
Item 509 of Regulation S-K.


                                                     Very truly yours,


                                                     /s/ BAKER & MCKENZIE
                                                     ---------------------------
                                                     BAKER & MCKENZIE